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                                                                    EXHIBIT 99


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PARKERNEWS
Parker Drilling Company
Parker Building, Eight East Third Street, Tulsa Oklahoma 74103 (918) 585-8221
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FOR IMMEDIATE RELEASE                         FOR FURTHER INFORMATION, CONTACT:
                                              Tim Colwell, 918-631-1249


PARKER DRILLING CLOSES ON ACQUISITION OF HERCULES OFFSHORE


(Tulsa, Okla., Dec. 30, 1997) - Parker Drilling Company (NYSE: PKD) today announced that it has completed its acquisition of Hercules Offshore Corporation and Hercules Rig Corp.

     Hercules Offshore Corporation, a Houston-based offshore drilling contractor, was owned by Trenergy (Malaysia) BHD, and Hercules Rig Corp. was owned by private Malaysian interests. The purchase includes seven jackup rigs and three self-erecting platform rigs operating in the Gulf of Mexico. All the rigs are under contract except one jackup rig, which is currently being refurbished.

     "Hercules has an excellent reputation in the Gulf of Mexico market," said Robert L. Parker, Jr., president and chief executive officer. "We are excited to welcome this company to the Parker family. Our plan is to grow the company, and expand its operations into international markets where Parker Drilling has an active presence," he added.

     Hercules is the fourth major acquisition by Parker in the past 13 months. In November 1996, the Tulsa-based company acquired two offshore niche companies, Mallard Drilling and Quail Tools. In August, Parker purchased the assets of Bolivia's largest private drilling contractor, Bolifor, S.A.